Auriga Laboratories Appoints Charles R. Bearchell as Chief Financial Officer

NORCROSS, Ga. — (BUSINESS WIRE) — Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products designed for the treatment of acute respiratory diseases and xerostomia, announced today that it has appointed Charles R. Bearchell, CPA, JD, as its new Chief Financial Officer. Mr. Bearchell has extensive experience in directing finance and accounting operations for a variety of companies in the medical, aircraft, online service, furniture, consumer products and service industries. Previously, he was the chief financial officer for YouBet.com, Inc. (NASDAQSC: UBET), where he managed all accounting, financial and treasury functions for the publicly-held online gaming company with $60 million in revenues and 82 employees.

Recently, he served as a consultant to a California-based company that designs, develops, markets and services rapid 3-D printing, prototyping and manufacturing. From 2001 to 2003 he was the controller for The Plastic Surgery Company, where he managed a variety of accounting functions for the publicly-held company with $40 million in revenue. Prior to joining The Plastic Surgery Company, Mr. Bearchell served as the chief financial officer for AVTEL Services, Inc., where he managed all accounting and financial operations for the privately-held $40 million aircraft, maintenance and storage company. From 1996 to 1999, he was the chief financial officer of Barn Furniture Mart, Inc., a privately-held furniture retailer, manufacturer and distributor. He also held management positions in the corporate offices of Lockheed Martin and served as a Staff Accountant in the Los Angeles Branch of the Securities and Exchange Commission.

“We are pleased to attract an individual such as Chuck with vast experience and a diverse background,” said Philip S. Pesin, Chief Executive Officer of Auriga Laboratories. “Due to our rapid growth, it has become increasingly important to develop more advanced reporting systems and procedures to monitor sales, receivables, inventory and other important operating metrics. Chuck has extensive experience in this area, and his knowledge of Sarbanes-Oxley and other public company reporting requirements will help us as we seek a listing on a national exchange and expand our presence among the investment community.”

Mr. Bearchell received his Juris Doctor Degree from Southwestern University Law School in Los Angeles and a Bachelor of Science in Business Administration from California State University, Northridge. He has also been an instructor for the paralegal program at the University of California, Los Angeles Extension Office.

About Auriga Laboratories™

Auriga Laboratories™ is a specialty pharmaceutical company capitalizing on high-revenue markets and opportunities in the pharmaceutical industry through proactive sales, integrated marketing and advanced in-house drug development capabilities. The Company’s high-growth business model combines acquisition of proven brand names, powerful product development strategies and rapidly-growing national sales teams and marketing operations. Auriga acquires valuable brand portfolios that are no longer a strategic focus for large pharmaceutical companies, then capitalizes on untapped marketplace opportunities through brand extension and directed sales/marketing programs. The Company’s drug-development pipeline leverages novel material science and advanced drug delivery technologies to produce improved formulations of successful brands to further expand markets, sales and clinical indications for proven, successful products. Auriga’s exclusive product portfolio currently includes the Extendryl® and Levall® families of prescription products, indicated for relief of symptoms associated with a range of acute respiratory diseases, as well as the newly-acquired Aquoral™ product line, indicated for the treatment of xerostomia (or dry mouth). Auriga plans to become a fully integrated pharmaceutical company by acquiring its own manufacturing and development capabilities. Moving forward, the Company will seek to acquire and/or in-license additional products and technologies to further grow revenues. For more information, please visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the Company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the Company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the Company’s ability to secure additional financing, its ability to sustain market acceptance for its products, its dependence on collaborators, the Company’s ability to find and execute strategic transactions, its potential exposure to litigation, the Company’s exposure to product liability claims, and the Company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Philip Pesin, 877-287-4428
investors@aurigalabs.com
or
CEOcast, Inc. for Auriga Laboratories
Josh Reynolds, 212-732-4300
jreynolds@ceocast.com